UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 13, 2009

Frontier Communications Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11001	06-0619596
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

3 High Ridge Park, Stamford, Connecticut	06905
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (203) 614-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01    ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On May 13, 2009, Frontier Communications Corporation (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Verizon Communications Inc. (“Verizon”) and New Communications Holdings Inc. (“Spinco”), a newly formed, wholly owned subsidiary of Verizon, under which the Company will acquire approximately 4.8 million access lines (and certain related assets) currently owned by subsidiaries of Verizon in Arizona, Idaho, Illinois, Indiana, Michigan, Nevada, North Carolina, Ohio, Oregon, South Carolina, Washington, Wisconsin and West Virginia as well as portions of California bordering Arizona, Nevada and Oregon (the “Territory”).  Pursuant to the terms of the Merger Agreement and the related Distribution Agreement (the “Distribution Agreement”), dated as of May 13, 2009, between Verizon and Spinco, Verizon will transfer to Spinco certain specified assets relating to Verizon’s incumbent local exchange carrier business in the Territory and certain long distance origination, internet access and other related services, together with certain liabilities relating to such assets and businesses (collectively, the “Business”), in exchange for which Verizon will receive cash and debt relief of approximately $3.333 billion in the form of cash proceeds from new debt financing to be incurred by Spinco, new Spinco debt securities (if applicable) to be issued to Verizon that may be used by Verizon to exchange for existing Verizon debt, and the assumption by Spinco of certain existing debt related to the Business (the “Contribution”).  Following the Contribution, and subject to the adoption of the Merger Agreement (and approval of other related transactions) by Company stockholders and the satisfaction of other closing conditions (including receipt of regulatory approvals and proceeds from financing), Verizon will distribute to its stockholders all of the shares of Spinco common stock (the “Distribution”), and then Spinco will immediately be merged with and into the Company (the “Merger”), with the Company continuing as the surviving corporation (the “Surviving Corporation”).  The transaction is valued at approximately $8.6 billion and is intended to be tax-free to the stockholders of Verizon and the Company (except for any cash in lieu of fractional shares).

In connection with the Merger Agreement, on May 13, 2009, the Company also entered into (i) an Employee Matters Agreement (the “Employee Matters Agreement”) with Verizon and Spinco and (ii) a Tax Sharing Agreement (the “Tax Sharing Agreement”) with Verizon, Spinco and certain other Verizon affiliates.

The foregoing agreements are described in greater detail below.  These descriptions of the terms that the Company believes are material in the Merger Agreement, the Distribution Agreement, the Employee Matters Agreement and the Tax Sharing Agreement are qualified in their entirety by reference to the full text of such agreements, copies of which are filed, respectively, as Exhibit 2.1, Exhibit 10.1, Exhibit 10.2 and Exhibit 10.3 hereto and incorporated herein by reference.

Merger Agreement

Upon the completion of the Merger, all of the issued and outstanding shares of common stock of Spinco will be automatically converted into an aggregate number of shares of common stock of the Company equal to (i) $5,247,000,000, divided by (ii) the average of the volume weighted average of the trading prices of the Company’s common stock for the 30 consecutive trading days ending three trading days before closing (the “Company Average Price”).  However, the Merger Agreement provides that if such average price exceeds $8.50, then the Company Average Price will be $8.50, and if such average price is less than $7.00, then the Company Average Price will be $7.00.  Depending on the trading prices of the Company’s common stock prior to the closing, Verizon stockholders will own between approximately 66% and 71% of the Surviving Corporation, and the Company stockholders will own approximately 29% to 34% of the Surviving Corporation.  Additionally, the amount referred in clause (i) is subject to increase by any amounts paid, refunded, deferred, escrowed or foregone by Verizon or its subsidiaries pursuant to orders or settlements to obtain governmental approvals in the Territory to complete the Merger.  There are no dissenters’ (or appraisal) rights.

The parties to the Merger Agreement have made to each other certain representations and warranties.  The representations and warranties and pre-closing covenants made by the parties in the Merger Agreement do not survive the closing of the Merger and the Merger Agreement does not contain any post-closing indemnification obligations with respect to these representations and warranties or pre-closing covenants.

The parties have agreed to certain covenants and agreements, including with respect to confidentiality, cooperation, regulatory approvals and other regulatory matters, the Spinco financing, the conduct of Spinco’s and the Company’s businesses (including the operation thereof) prior to the completion of the Merger, public announcements and similar matters.  The parties have also agreed that the board of directors of the Surviving Corporation shall consist of twelve directors, nine of whom shall be designated by the Company and three of whom shall be designated by Verizon.  Verizon’s director nominees may not be employees of Verizon, its affiliates or Verizon Wireless or any of its subsidiaries, and must satisfy the independence rules of the Securities and Exchange Commission (the “SEC”) and the New York Stock Exchange.

Verizon has agreed to indemnify the Company for (i) failure to satisfy its liabilities (other than those relating to the Business and assumed by Spinco) or to perform its obligations under the Merger Agreement or the Distribution Agreement, (ii) the actual amount of existing Verizon debt assumed by Spinco at closing exceeding the estimated amount of such indebtedness used to calculate the amount of cash proceeds to be paid to Verizon by Spinco prior to the closing and (iii) misstatements or omissions (based on information provided by Verizon) in registration statements or related proxy statement/prospectus to be prepared in connection with the transactions contemplated by the Merger Agreement and the Distribution Agreement (the “SEC Filings”). The Company has agreed to indemnify Verizon for (i) failure to satisfy the liabilities assumed by Spinco relating to the Business or to perform its obligations under the Merger Agreement or Distribution Agreement and (ii) misstatements or omissions (except for those based on information provided by Verizon) in the SEC Filings.

Under the Merger Agreement, the Company and its subsidiaries are prohibited from soliciting competing acquisition proposals and may not discuss or negotiate a competing acquisition proposal unless the board of directors of the Company (the “Board”) determines in good faith that the proposal, among other things, would reasonably be expected to lead to a superior proposal and that the failure of the Board to consider such proposal would reasonably be expected to result in a breach of the Board’s fiduciary duties.  If the Board makes such determination, the Company may engage in discussions and negotiations with the prospective acquirer, provided that, prior to providing any non-public information or entering into discussions or negotiations over such proposal, the Company notifies Verizon of the competing acquisition proposal.  The Company must also keep Verizon reasonably informed as to the status and material terms of such proposal, on a reasonably prompt basis (and in any event within 24 hours following receipt of a proposal or changes thereto) and provide to Verizon any information given to the prospective acquirer that was not previously provided to Verizon.  The Board may change its recommendation of the Merger prior to receiving stockholder approval if the Board concludes in good faith, after consultation with legal advisors, that failing to change its recommendation would result in a breach of its fiduciary duties.  However, the Company is required to submit the Merger Agreement to a stockholder vote even if the Board changes its recommendation of the Merger (including in connection with a superior proposal), and the Company may not terminate the Merger Agreement to accept a superior proposal.  In addition, prior to any recommendation change, the Company must provide Verizon five business days’ advance notice and the opportunity for Verizon to submit a revised proposal to the Board within such five business day period.

The Merger Agreement may be terminated in certain circumstances, including, among others: (i) by any of the parties if the Merger has not been completed by July 31, 2010 (such date may be extended in certain circumstances by either Verizon or the Company for one month periods that shall not exceed 120 days in order to obtain outstanding regulatory consents or one month and two month periods not to exceed 150 days in order to complete certain financing transactions) (the “End Date”), (ii) by any of the parties if the stockholders of the Company do not approve the Merger, (iii) by Verizon if the Board withdraws or modifies its recommendation of the Merger or recommends a competing acquisition proposal or if the Company fails to hold the stockholders’ meeting within 60 days after the SEC clears the proxy statement/prospectus for mailing to the Company’s stockholders, (iv) by Verizon or the Company in the event of certain material breaches of the Merger Agreement by the other party not curable by the End Date and (v) by Verizon if the average of the volume of weighted averages of the trading prices of the Company’s common stock for any period of 60 consecutive trading days prior to closing is below $3.87.

In the event that (a) Verizon and Spinco terminate the Merger Agreement as a result of the Board withdrawing or modifying its recommendation of the Merger or recommending a competing acquisition proposal or the Company failing to hold the stockholders’ meeting within 60 days after the SEC clears the proxy statement/prospectus for mailing to the Company’s stockholders, or (b)(1) the Company receives a competing acquisition proposal and one of the parties terminates the Merger Agreement due to the passing of the End Date or Verizon terminates the Merger Agreement because the Company breaches certain specified provisions of the Merger Agreement, or a competing acquisition proposal has been publicly announced prior to the stockholders’ meeting and the Company’s stockholders fail to approve the Merger and (2) within 12 months after such termination of the Merger Agreement, the Company consummates a business combination transaction or enters into a definitive agreement with respect to such a transaction, then the Company shall pay to Verizon a termination fee of $80 million.

Consummation of the Merger is subject to the satisfaction of certain conditions, including the availability of financing with certain term and maturity requirements and the payment of the proceeds thereof plus certain debt relief equal to $3.333 billion to Verizon and the absence of a governmental order that would constitute a materially adverse regulatory condition.  Other conditions to the Merger include (i) the receipt of applicable regulatory consents and the expiration or termination of the requisite waiting period under the Hart-Scott Rodino Antitrust Improvements Act of 1976, as amended, (ii) the receipt of certain rulings from the Internal Revenue Service and certain tax opinions, (iii) the approval of the stockholders of the Company, and (iv) the absence of a material adverse effect on the parties.

Distribution Agreement

Subject to the terms and conditions set forth in the Distribution Agreement, Verizon will transfer or cause to be transferred certain assets related to the Business to Spinco. Spinco will enter into agreements associated with certain financing transactions to be consummated by Spinco and distribute to Verizon the cash proceeds thereof in an amount not to exceed (i) the lesser of (a) $3.333 billion and (b) Verizon’s estimate of its tax basis in Spinco, less (ii) the amount of existing Verizon debt assumed by Spinco (the “Special Payment”).  To the extent that the amount of the Special Payment, plus the amount of existing Verizon debt assumed by Spinco, is less than $3.333 billion, Spinco will issue to Verizon new Spinco debt securities having a principal amount equal to such shortfall, which Spinco debt securities may be used by Verizon, at its election, to exchange for existing Verizon debt prior to closing.  The covenants and economic terms of the new Spinco debt securities will be (i) subject to certain requirements set forth in the Distribution Agreement and (ii) in a form that would reasonably be expected to result in the new Spinco debt securities being exchanged for Verizon obligations in equal principal amount.  Verizon will then distribute all of the issued and outstanding shares of common stock of Spinco to holders of the outstanding shares of common stock of Verizon on the date of the Distribution.

The parties to the Distribution Agreement have agreed that, within 90 days after closing, Verizon shall cause to be prepared and delivered to the Surviving Corporation a statement setting forth the working capital of Spinco and its subsidiaries as of the opening of business on the date of the Distribution (the “Distribution Date Working Capital”).  If the amount of the Distribution Date Working Capital is less than $0, Verizon shall pay the Surviving Corporation an amount equal to such deficit.

Employee Matters Agreement

The Employee Matters Agreement governs the rights and obligations of Verizon and the Company with respect to current and former employees of the Verizon companies whose duties relate primarily to the Business.  Under the Employee Matters Agreement, (i) Verizon will generally retain all liabilities with respect to former employees of the Business who do not remain employees of the Business as a result of the Merger and (ii) the Company will generally assume all liabilities with respect to employees of the Business who will remain employees of the Business immediately following the Merger and its subsidiaries upon consummation of the Merger (“Spinco Employees”), with the exception of liabilities relating to certain claims arising in respect of Spinco Employees prior to the Merger under Verizon’s employee benefit plans and programs.  With respect to the Spinco Employees, the Employee Matters Agreement addresses matters including the assumption of any collective bargaining agreements governing the employment of the Spinco Employees, the establishment of employee benefit plans and arrangements for the Spinco Employees, the transfer of pension plan assets from Verizon’s pension plans to pension plans established for the benefit of the Spinco Employees, and the treatment of equity and incentive plan awards held by the Spinco Employees.  The Employee Matters Agreement also addresses Verizon’s and the Company’s rights to indemnification in respect of liabilities that may arise with respect to current or former employees of the Business.

Tax Sharing Agreement

The Tax Sharing Agreement will govern the respective rights, responsibilities, and obligations of Verizon and the Company after the Distribution and Merger with respect to tax liabilities and benefits, tax attributes, tax contests and other tax matters regarding income taxes, other taxes and related tax returns.

In general, Verizon will be responsible for all taxes for periods before the Distribution that are reportable on any tax return that includes Verizon or one of its non-Spinco subsidiaries, on the one hand, and Spinco or one of its subsidiaries, on the other hand.  Spinco will be responsible for all taxes reportable on any tax return that includes Spinco and/or its subsidiaries but does not include any non-Spinco subsidiaries.

Different rules apply to tax liability arising on account of the Distribution and certain related transactions.  While those transactions are intended to be tax-free, significant tax liability could arise if they are not. The Tax Sharing Agreement allocates this tax liability between Verizon and the Company.  In general, the Company is liable if the Distribution is taxable as a result of (i) its actions or changes in ownership not caused by Verizon, (ii) its failure to take any reasonably required action to prevent the Distribution from being taxable, if the Company is aware of, or has been notified by Verizon, of the need for such action or (iii) its breach of a representation or covenant.  If the Distribution is taxable as a result of certain actions by both parties, the liability is shared equally.  Verizon is liable in all other cases.

To preserve the tax-free status of the Distribution, the Tax Sharing Agreement provides for certain restrictions on the Company's ability to pursue strategic or other transactions. In some cases, these transactions will be permitted if (a) the Company delivers to Verizon a legal opinion, satisfactory to Verizon, stating that the intended transaction will not prevent the Distribution and related transactions from being tax-free or (b) the parties obtain a letter ruling, satisfactory to Verizon, from the IRS to this effect. However, these exceptions will not relieve the Company of its obligation to indemnify Verizon if its actions cause the Distribution and related transactions to be taxable.

Rights Agreement Amendment

On May 12, 2009, the Company and Mellon Investor Services LLC, as rights agent, entered into an amendment (“Amendment No. 2”) to the Rights Agreement, dated as of March 6, 2002, as amended by a first amendment to the Rights Agreement, dated as of January 16, 2003 (as so amended, the “Rights Agreement”). Amendment No. 2 provides that the transactions associated with the Merger will not trigger the rights issued under the Rights Agreement.

ITEM 3.03    MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

The information set forth under Item 1.01 is incorporated here by reference.

Cautionary Statement

The agreements herein have been included to provide investors with information regarding their terms.  Except for their status as the contractual document that established and governs the legal relations amongst the parties thereto with respect to the transactions described above, the agreements included herein are not intended to be a source of factual, business or operational information about the parties.  The representations, warranties and covenants made by the parties in the agreements included herein are qualified as described in such agreements.  Representations and warranties may be used as a tool to allocate risks among the parties, including where the parties do not have complete knowledge of all facts.  Investors are not third party beneficiaries under the agreements included herein and should not rely on the representations, warranties or covenants or any description hereof as characterization of the actual state of facts or condition of Verizon, Spinco and the Company, or any of their respective affiliates.

Forward-Looking Language

This report contains forward-looking statements that are made pursuant to the safe harbor provisions of The Private Securities Litigation Reform Act of 1995.  These statements speak only as of the date of this report and are made on the basis of management’s views and assumptions regarding future events and business performance.  Words such as “believe,” “anticipate,” “expect” and similar expressions are intended to identify forward-looking statements.  Forward-looking statements (including oral representations) involve risks and uncertainties that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by such statements.  These risks and uncertainties are based on a number of factors, including but not limited to: delays in consummating the transaction; the failure to obtain our stockholders’ approval; the receipt of an IRS ruing approving the tax-free status of the transaction; reductions in the number of our access lines and high-speed internet subscribers; the effects of competition from cable, wireless and other wireline carriers (through voice over internet protocol (VOIP) or otherwise); reductions in switched access revenues as a result of regulation, competition and/or technology substitutions; the effects of greater than anticipated competition requiring new pricing, marketing strategies or new product offerings and the risk that we will not respond on a timely or profitable basis; the effects of changes in both general and local economic conditions on the markets we serve, which can impact demand for our products and services, customer purchasing decisions, collectibility of revenue and required levels of capital expenditures related to new construction of residences and businesses; our ability to effectively manage service quality; our ability to successfully introduce new product offerings, including our ability to offer bundled service packages on terms that are both profitable to us and attractive to our customers; our ability to sell enhanced and data services in order to offset ongoing declines in revenue from local services, switched access services and subsidies; changes in accounting policies or practices adopted voluntarily or as required by generally accepted accounting principles or regulators; the effects of ongoing changes in the regulation of the communications industry as a result of federal and state legislation and regulation, including potential changes in state rate of return limitations on our earnings, access charges and subsidy payments, and regulatory network upgrade and reliability requirements; our ability to effectively manage our operations, operating expenses and capital expenditures, to pay dividends and to reduce or refinance our debt; adverse changes in the credit markets and/or in the ratings given to our debt securities by nationally accredited ratings organizations, which could limit or restrict the availability and/or increase the cost of financing; the effects of bankruptcies and home foreclosures, which could result in increased bad debts; the effects of technological changes and competition on our capital expenditures and product and service offerings, including the lack of assurance that our ongoing network improvements will be sufficient to meet or exceed the capabilities and quality of competing networks; the effects of increased medical, retiree and pension expenses and related funding requirements; changes in income tax rates, tax laws, regulations or rulings, and/or federal or state tax assessments; further declines in the value of our pension plan assets, which could require us to make contributions to the pension plan beginning in 2010, at the earliest; the effects of state regulatory cash management policies on our ability to transfer cash among our subsidiaries and to the parent company; our ability to successfully renegotiate union contracts expiring in 2009 and thereafter; our ability to pay a $1.00 per common share dividend annually prior to closing, which may be affected by our cash flow from operations, amount of capital expenditures, debt service requirements, cash paid for income taxes (which will increase in 2009) and our liquidity; the effects of significantly increased cash taxes in 2009 and thereafter; the effects of any unfavorable outcome with respect to any of our current or future legal, governmental, or regulatory proceedings, audits or disputes; the possible impact of adverse changes in political or other external factors over which we have no control; and the effects of hurricanes, ice storms or other severe weather.  These and other uncertainties related to our business are described in greater detail in our filings with the Securities and Exchange Commission (SEC), including our reports on Forms 10-K and 10-Q.  There also can be no assurance that the proposed transaction will in fact be consummated.  We undertake no obligation to publicly update or revise any forward-looking statement or to make any other forward-looking statements, whether as a result of new information, future events or otherwise unless required to do so by securities laws.

Additional Information and Where to Find it

This report is not a substitute for the prospectus/proxy statement the Company will file with the SEC.  We urge investors to read the prospectus/proxy statement, which will contain important information, including detailed risk factors, when it becomes available.  The prospectus/proxy statement and other documents which will be filed by the Company with the SEC will be available free of charge at the SEC’s website, www.sec.gov, or by directing a request when such a filing is made to Frontier Communications Corporation, 3 High Ridge Park, Stamford, CT 06905-1390, Attention:  Investor Relations.

This report shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of such jurisdiction.

The Company and certain of its directors, executive officers and other members of management and employees may, under SEC rules, be deemed to be “participants” in the solicitation of proxies in connection with the proposed transactions.  Information about the directors and executive officers of the Company is set forth in the proxy statement for the Company's 2009 annual meeting of stockholders filed with the SEC on April 6, 2009.

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.  No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

ITEM 9.01    FINANCIAL STATEMENTS AND EXHIBITS

(d)  Exhibit                                The following exhibits are filed as part of this report on Form 8-K:

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 13, 2009, by and among Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation

4.1	Amendment No. 2 to the Rights Agreement dated as of May 12, 2009, between Frontier Communications Corporation and Mellon Investor Services LLC

10.1	Distribution Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc. and New Communications Holdings Inc.

10.2	Employee Matters Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation

10.3	Tax Sharing Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FRONTIER COMMUNICATIONS CORPORATION
(Registrant)

Date: May 14, 2009	By:	/s/ Robert J. Larson
Name: Robert J. Larson
Title: Senior Vice President and
Chief Accounting Officer

Exhibits

Exhibit Number	Description of Exhibit

2.1	Agreement and Plan of Merger, dated as of May 13, 2009, by and among Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation

4.1	Amendment No. 2 to the Rights Agreement dated as of May 12, 2009, between Frontier Communications Corporation and The Bank of New York Mellon

10.1	Distribution Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc. and New Communications Holdings Inc.

10.2	Employee Matters Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation

10.3	Tax Sharing Agreement, dated as of May 13, 2009, by and among Verizon Communications Inc., New Communications Holdings Inc. and Frontier Communications Corporation